Exhibit 32.2

CERTIFICATION

I, Sanjay K. Jha, Co-Chief Executive Officer, Motorola, Inc. and Chief Executive Officer, Mobile Devices, Motorola, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that, to my knowledge:

(1)	the quarterly report on Form 10-Q for the period ended October 3, 2009 (the “Quarterly Report”), which this statement accompanies fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Motorola, Inc.

This certificate is being furnished solely for purposes of Section 906.

Dated: November 3, 2009

/s/  SANJAY K. JHA
Dr. Sanjay K. Jha
Co-Chief Executive Officer, Motorola, Inc.
Chief Executive Officer, Mobile Devices
Motorola, Inc.